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                                                                    EXHIBIT 10.3

                        RAPTOR NETWORKS TECHNOLOGY, INC.
                           INVESTORS' RIGHTS AGREEMENT

         THIS INVESTORS' RIGHTS AGREEMENT (this "AGREEMENT") is made and entered into as of the 22nd day of March 2005, by and between Raptor Networks Technology, Inc., a Colorado corporation (the "COMPANY"), and the parties (each an "INVESTOR" and, collectively, the "INVESTORS") listed on the Schedule of Investors attached hereto as Exhibit A (the "SCHEDULE OF INVESTORS").

                                    RECITALS
         WHEREAS, the Company proposes to sell and issue in a private placement offering (the "OFFERING") up to 3,250,000 units (the "UNITS") to accredited investors only at a purchase price of $2.00 per Unit for total gross offering proceeds of up to $6,500,000 with an over allotment option allowing the Offering to be expanded by up to 650,000 additional Units for a total Offering of up to 3,900,000 Units in the Offering, each Unit consisting of four shares of the Company's Common Stock (the "SHARES") and one warrant to purchase a share of the Company's Common Stock (the "INVESTOR WARRANTS"), all pursuant to a Private Placement Memorandum (the "MEMORANDUM") and Subscription Agreements with the Investors (the "SUBSCRIPTION AGREEMENTS"); and

         WHEREAS, as a condition of entering into the Subscription Agreements, the Investors have requested that the Company extend to them registration rights and other rights with respect to the Shares and the common stock underlying the Investor Warrants as set forth below.

         NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

         1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

                  "COMMISSION" means the Securities and Exchange Commission or any successor agency.

                  "COMMON SHARES" means the Common Shares of the Company.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "HOLDER" means any holder of outstanding Registrable Securities, which have not been sold to the public.

                  "OTHER REGISTRABLE SECURITIES" means the Common Shares underlying warrants issued pursuant to the Managing Dealer Agreement for the Offering.

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                  "PARTIES" means the parties that are signatories of this
Agreement or hereafter agree in writing to be bound by this Agreement; "PARTY" shall refer to any one of the Parties.

                  "REGISTRABLE SECURITIES" means (i) the Shares, (ii) the Common Shares underlying the Investor Warrants; and (ii) any other Common Shares issued as (or issuable upon conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to or in exchange for or replacement of the Shares or Investor Warrants.

                  The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                  "REGISTRATION EXPENSES" means all reasonable out-of-pocket expenses incurred by the Company in complying with Sections 3 and 4 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, accounting fees of the Company, and the reasonable fees and expenses not to exceed $25,000 of one counsel for the Holders and holders of Other Registrable Securities.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SELLING EXPENSES" means all underwriting discounts, selling commissions and share transfer taxes applicable to the securities registered by the Holders.

         2. DIRECTOR NOMINATION RIGHTS. At the conclusion of the Offering, Brookstreet shall have the right to nominate one director (the "Nominee") to the Company's Board of Directors to represent the Brookstreet Shareholders. The Company shall use best efforts to have the Nominee elected to the Board of Directors however; it is acknowledged that such decision is ultimately left up to the discretion of the Company's shareholders.

         3. REGISTRATION RIGHTS. Not later than 60 calendar days following the final closing of the Offering (the "FINAL Closing"), the Company shall file a registration statement (the "REGISTRATION STATEMENT") covering the public sale of Registrable Securities (defined below), and the Company will cause such shares to be registered under the Securities Act of 1933, as amended (the "1933 Act") and continue to keep the Registration Statement effective for a period of two years. For every day that the Company is late in filing the Registration Statement beyond 60 days, the Company will issue to the Holders, on a pro rata basis, additional shares in whole share increments equal to 1% of shares purchased in the Offering.

         4. EXPENSES OF REGISTRATION. The Company shall pay all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 3 and 5. All Selling Expenses relating to Registrable Securities shall be borne by the Holders.

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         5. REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

                  5.1 EFFECTIVENESS. Prepare and file with the Commission a registration statement with respect to such securities and use its commercially reasonable best efforts to cause such registration statement to become and remain effective for at least two years or until the distribution described in the registration statement has been completed, whichever is shorter; PROVIDED, HOWEVER, that such two year period shall be extended to the extent required by
Section 5.6;

                  5.2 AMENDMENTS. Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

                  5.3 COPIES OF DOCUMENTS. Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters or such Holders may reasonably request in order to facilitate the public offering of such securities;

                  5.4 BLUE SKY LAWS. Use its commercially reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders;

                  5.5 NOTIFICATION. Notify each Holder of Registrable Securities covered by such registration statement if at any time the Company shall determine that the registration statement or any prospectus included therein shall contain an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and thereafter, subject to Section 5.6, promptly prepare and file with the Commission an amendment to the registration statement or a supplement to the prospectus as may be necessary to correct such untrue statement or omission, and notify the selling Holders of such filing;

                  5.6 AMENDMENT OR SUPPLEMENT TO REGISTRATION STATEMENT. Prepare and file as soon as reasonable with the Commission and promptly notify each Holder of Registrable Securities covered by such registration statement of the filing of such amendment or supplement to the registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, the Company determines that any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or if the Company determines that an amendment to the registration statement or supplement to the prospectus is advisable before further sales of Registrable Securities should be made; provided that if the Board of Directors of the Company determines that


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amending the registration statement or supplementing the prospectus might be detrimental to the Company, then, notwithstanding this Section 5.6, the Company may defer such amendment or supplement for up to 120 days, provided that: (i) the Company shall not use such right of deferral with respect to any registration statement for more than an aggregate of 120 days in any 12-month period; and (ii) the number of days the Company is required to keep the registration statement effective shall be extended by the number of days for which the Company shall have used such right of deferral;

                  5.7 STOP ORDER. Advise each Holder of Registrable Securities covered by such registration statement promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its commercially reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

                  5.8 TRANSFER AGENT AND REGISTRAR. Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                  If a Holder receives a notification from the Company pursuant to this Section 5 that a registration statement or prospectus contains an untrue statement or omission or that the Company is exercising its rights pursuant to
Section 5.6, then such Holder shall: (i) keep the fact of such notification and its contents confidential, and (ii) immediately suspend all sales of securities of the Company and any use of the registration statement or prospectus as to which the notification applies, until such time as such Holder receives notification from the Company that an amendment to the registration statement or a supplement to the prospectus has been filed and that sales may be made.

         6. TRANSFER OF REGISTRATION RIGHTS. The rights granted hereunder to cause the Company to register securities or to participate in a registration of the Company may not be assigned to any transferee or assignee of Registrable Securities unless the transferee agrees to be bound by the terms and conditions of this Agreement; PROVIDED the Company is given prompt notice of the transfer.

         7. INDEMNIFICATION.

                  7.1 COMPANY INDEMNIFICATION. The Company will indemnify each Holder, each of its officers, directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a


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material fact required to be stated therein or necessary to make the statements therein, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided the Company shall not be liable for amounts paid in settlement of any claims if such settlement is made without the consent of the Company, which consent shall not be unreasonably withheld, and that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by a Holder or underwriter specifically for use therein.

                  7.2 HOLDER INDEMNIFICATION. Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder and stated to be specifically for use therein; PROVIDED, HOWEVER, that the obligations of any such Holder hereunder shall be limited to an amount equal to the gross proceeds before expenses and commissions to such Holder of Registrable Securities sold as contemplated herein.

                  7.3 NOTIFICATION OF CLAIM. Each party entitled to indemnification under this SECTION 7 (the "INDEMNIFIED Party") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense; PROVIDED, HOWEVER, that the Indemnified Party (together with all other Indemnified Parties that may be represented


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without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                  7.4 CONTRIBUTION. If the indemnification provided for in Sections 7.1 and 7.2 of this Section 7 is unavailable or insufficient to hold harmless an Indemnified Party thereunder, then each Indemnifying Party thereunder shall contribute to the account paid or payable by such Indemnified Party as a result of the losses, claims, damages, costs, expenses, liabilities or actions referred to in Sections 7.1 and 7.2 in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statements or omissions. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 7.4 were to be determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Section 7.4. The amount paid by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this
Section 7.4 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim which is the subject of this Section 7.4. Promptly after receipt by an Indemnified Party of notice of the commencement of any action against such party in respect of which a claim for contribution may be made against an Indemnifying Party under Section 7.4, such Indemnified Party shall notify the Indemnifying Party in writing of the commencement thereof if the notice specified in Section 7.3 has not been given with respect to such action; PROVIDED that the omission so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to any Indemnified Party otherwise under Section 7.4, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. The parties hereto agree with each other and shall agree with the underwriters of the Common Shares of the Company pursuant to the terms hereof, if requested by such underwriters, that (i) the underwriters' portion of such contribution shall not exceed the underwriting discount, commission and other compensation, and (ii) except for the Company, the amount of such contribution shall not exceed an amount equal to the proceeds received by such Indemnifying Party from the sale of securities in


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the offering to which the losses, claims, damages or liabilities of the indemnified parties relate. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         8. LOCK-UP AGREEMENTS. The Company agrees to secure agreements from its officers, directors (except for director Albert Wong), and shareholders holding 10% or more of its Common Shares ("Affiliates") by which each Affiliate severally agrees that such Affiliate shall not, directly or indirectly, offer, sell, pledge, contract to sell, transfer the economic risk of ownership in, make any short sale, grant any option to purchase or otherwise dispose of any shares of Company Stock held by such Affiliates or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Registrable Securities, including, without limitation, Common Shares which may be deemed to be beneficially owned by the Holders in accordance with the rules and regulations of the Commission and Common Shares which may be issued upon exercise of a stock option or warrant, or enter into any Hedging Transaction (as defined below) relating to Registrable Securities (each of the foregoing referred to as a "DISPOSITION") for a period of 180 days after the effective date of the registration statement relating to such public offering (the "LOCK-UP PERIOD"), provided however that Registrable Securities purchased in the Offering shall not be subject to any such lock-up. The foregoing restriction is expressly intended to preclude any Affiliate from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than such Holder. "HEDGING TRANSACTION" means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Company's shares of Common Stock. Each Holder agrees that the Company may instruct its transfer agent to place stop transfer notations in its records to enforce the provisions of this Section 8.

         9. INFORMATION BY HOLDER. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

         10. RECORDS AND REPORTS. The Company shall keep its books and records up to date and remain current in its reporting requirements under the Exchange Act, for a period of two years following the conclusion of the Offering.

         11. PRE-EMPTIVE RIGHTS.

                  11.1 SUBSEQUENT OFFERINGS. Commencing on the date of this Agreement and terminating on the one year anniversary of the Final Closing of the Offering, each Holder shall have a right of first refusal to purchase its PRO RATA share of all Offered Securities, as defined below, that the Company may propose to sell and issue after the date of this Agreement, other than the Offered Securities excluded by Section 11.4 hereof. Each Holder's PRO RATA share is equal to the ratio of (a) the number of Registrable Securities which such


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Holder is deemed to be a holder immediately prior to the issuance of such
Offered Securities to (b) the total number of Registrable Securities sold in the Offering. The term "Offered Securities" shall mean any securities, whether based on debt, equity or a combination thereof, including, but not limited to any Common Shares, preferred shares, warrants, bonds, debentures, or notes.

                  11.2 EXERCISE OF RIGHTS. If the Company proposes to issue any Offered Securities, it shall give each Holder written notice of its intention, describing the Offered Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Holder shall have fifteen
(15) days from the giving of such notice to agree to purchase its PRO RATA share of the Offered Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Offered Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Offered Securities to any Holder who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

                  11.3 TRANSFER OF RIGHTS OF FIRST REFUSAL. The rights of first refusal of each Holder under this Section 11 may be transferred to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 3.

                  11.4 EXCLUDED SECURITIES. The rights of first refusal established by this Section 11.4 shall have no application to any of the following Offered Securities:

                       (a) Offered Securities issued pursuant to stock splits, stock dividends or other recapitalization transactions;

                       (b) Offered Securities issued to employees, officers, directors, consultants, contractors or advisors of the Company pursuant to stock purchase or stock option plans or agreements or other incentive stock arrangements approved by the Board of Directors of the Company;

                       (c) Offered Securities issued to lenders, equipment lessors or other parties providing goods or services to the Company;

                       (d) Offered Securities issued in connection with acquisition transactions;

                       (e) Offered Securities issued upon exercise of warrants that were granted pursuant to the Managing Dealer Agreement that was executed by the Company in connection with the Offering;

                       (f) Offered Securities issued in strategic partnership transactions; or

                       (g) Offered Securities issued in any other transaction in which exemption from the right of first refusal provisions of this
         Section 16 is approved by the Holders of a majority of the Registrable Securities.

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         12. GOVERNING LAW; JURISDICTION AND VENUE. This Agreement shall be governed in all respects by the internal laws of the State of California, without giving effect to principles of conflicts of laws. The Parties submit to the jurisdiction of the Courts of the County of Orange, State of California, or a Federal Court empaneled in the State of California for the resolution of all legal disputes arising under the terms of this Agreement.

         13. ENTIRE AGREEMENT. This Agreement and, as applicable, the Subscription Agreements, constitute the full and entire understanding and agreement between the parties regarding the transactions contemplated herein and therein. Except as otherwise expressly provided herein and therein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         14. NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) five days after deposit in the United States mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified as set forth on the signature page hereof or at such other address as such party may designate by ten days' advance written notice to the other parties hereto, or (iii) when transmitted if transmitted by telecopy (to be followed by U.S. mail), electronic or digital transmission method. In each case notice shall be sent to the addresses set forth on the signature page.

         15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one and the same instrument.

         16. AMENDMENT. Any provision of this Agreement may be amended, waived, modified, discharged or terminated only with the written consent of the Company and the Holders of a majority in interest of the Registrable Securities. Any amendment or waiver effected in accordance with this paragraph will be binding upon the Company and each holder of any securities subject to this Agreement (including securities into which such securities are convertible) and future holders of all such securities. Any Holder may waive his or her rights or the Company's obligations hereunder without obtaining the consent of any other person.

         17. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         18. SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable to any extent in any context, it shall nevertheless be enforced to the fullest extent allowed by law in that and other contexts, and the validity and force of the remainder of this Agreement shall not be affected thereby.

         19. ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all reasonable fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all reasonable fees, costs and expenses of appeals.

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

         20. TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                            [SIGNATURE PAGE FOLLOWS]


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         IN WITNESS WHEREOF, the parties have executed this Investors' Rights
Agreement on the day and year first set forth above.

                                                RAPTOR NETWORKS TECHNOLOGY, INC.


                                                By:
                                                    ----------------------------
                                                Name:
                                                      --------------------------
                                                Title:
                                                       -------------------------

             INVESTOR SIGNATURE PAGE TO INVESTORS' RIGHTS AGREEMENT


INVESTORS:


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Print Name:
            ---------------------------------
Title:
       --------------------------------------
Address:
         ------------------------------------

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                                    EXHIBIT A

                              SCHEDULE OF INVESTORS
                              ---------------------